Exhibit 99 to Form 4

Name and Address of Additional Reporting Persons:

Inmobiliaria Carso, S.A. de C.V. ("Inmobiliaria") with the following address:

Insurgentes Sur #3500, PB-4
Pena Pobre
14000 Mexico D.F., Mexico

Mr. Carlos Slim Helu, Mr. Carlos Slim Domit, Mr. Marco Antonio Slim Domit, Mr. Patrick Slim Domit, Ms. Maria Soumaya Slim Domit, Ms. Vanessa Paola Slim Domit and Ms. Johanna Monique Slim Domit (collectively, the "Slim Family"), each with the following address:

Paseo de Las Palmas #736
Colonia Lomas de Chapultepec
11000 Mexico D.F., Mexico

Orient Star Holdings LLC ("Orient Star") with the following address:

1330 Post Oak Blvd.
Suite 2140
Houston, TX  77056

Explanation of Responses:

On November 26, 2003 and November 28, 2003, Inmobiliaria effected the transactions reflected in Table 1 above, which are subject to Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of December 1, 2003, Inmobiliaria had direct beneficial ownership of 6,700,000 Saks Shares, and indirect beneficial ownership of the 9,833,000 Saks Shares directly owned by Orient Star. Orient Star is a limited liability company whose sole member is Inmobiliaria.

During the period covered by this report, the Slim Family did not effect any transactions in Saks Shares subject to the Exchange Act. The Slim Family beneficially owns all of the outstanding voting and equity securities of Inmobiliaria, and therefore, each member of the Slim Family may be deemed to have indirect beneficial ownership of the Saks Shares then directly owned by Inmobiliaria, in the amounts described above, in addition to the 9,833,000 Saks Shares then beneficially owned indirectly by Inmobiliaria and owned directly by Orient Star.


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                                 Signature Page
                                 --------------


--------------------------------
Carlos Slim Helu

--------------------------------                     By: /s/ Eduardo Valdes Acra
Carlos Slim Domit                                        -----------------------
                                                         Eduardo Valdes Acra
--------------------------------                         Attorney-in-Fact*
Marco Antonio Slim Domit                                 December 1, 2003

--------------------------------
Patrick Slim Domit

--------------------------------
Maria Soumaya Slim Domit

--------------------------------
Vanessa Paola Slim Domit

--------------------------------
Johanna Monique Slim Domit

INMOBILIARIA CARSO, S.A. DE C.V.

--------------------------------
By: Alejandro Escoto
Title: Attorney-in-Fact

ORIENT STAR HOLDINGS LLC

--------------------------------
By: James M. Nakfoor
Title: Manager

o See the Powers of Attorney and the Joint Filing Agreement, each dated March 2, 2000, each filed as exhibits to the Schedule 13G filed by Orient Star, Inmobiliaria and the members of the Slim Family with the U.S. Securities and Exchange Commission on September 26, 2000, which are hereby incorporated herein by reference.